UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

Neurogene Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
535 W 24th Street, 5th Floor
New York, NY 10011
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (877) 237-5020
N/A
(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NGNE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On June 14, 2024, Neurogene Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), at which the matters listed below were presented. There were 9,829,572 shares of common stock present at the Annual Meeting in person or by proxy, which represented approximately 76.40% of the voting power of the shares of common stock entitled to vote at the Annual Meeting and constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote for each share held as of the close of business on April 18, 2024. A more detailed description of each of the proposals is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024. The final voting results are set forth below.

1.Election of two Class I directors, Cory Freedland and Rachel McMinn, each to serve until the 2027 annual meeting of stockholders and until their respective successors are elected and qualified:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Cory Freedland	9,198,010	382,881	248,681
Rachel McMinn	9,198,031	382,860	248,681

2.Approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
9,092,990	482,023	5,878	248,681

3.Ratification on an advisory (non-binding) basis of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting ﬁrm for the year ending December 31, 2024:

Shares For	Shares Against	Shares Abstaining
9,826,384	1,361	1,827

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROGENE INC.

Date: June 17, 2024	By:	/s/ Christine Mikail
Name: Christine Mikail
Title: President, Chief Financial Officer